As filed with the Securities and Exchange Commission on November 1, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASBURY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-0609375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, Georgia 30097 (770) 418-8200 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George A. Villasana

Senior Vice President, Chief Legal Officer & Secretary

2905 Premiere Parkway NW

Suite 300

Duluth, Georgia 30097

(770) 418-8200

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Please send copies of all communications to:

Joel T. May

Bryan E. Davis

Jones Day

1221 Peachtree Street, N.E.

Suite 400

Atlanta, Georgia 30361

(404) 581-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share

(1)

An indeterminate amount of common stock to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

ASBURY AUTOMOTIVE GROUP, INC.

Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this process, we may sell, at any time and from time to time, in one or more offerings, our common stock, par value $0.01 per share, as described in this prospectus. This prospectus provides you with a general description of our common stock that we may offer. Each time we offer or sell our common stock registered under this process, we will file with the SEC a prospectus supplement that will contain specific information about the terms of the offering of such common stock. The prospectus supplement may also add to or update or change the information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference,” carefully before deciding whether to invest in our common stock. This prospectus may not be used to make offers or sales of our common stock unless accompanied by a prospectus supplement.

We may offer our common stock directly to investors, through agents, underwriters or dealers, or through a combination of these methods, on a continued or delayed basis. Each applicable prospectus supplement will provide the terms of the plan of distribution relating to the offering. If any agents, dealers or underwriters are involved in the sale of any of the common stock, the applicable prospectus supplement will set forth their names and any applicable commission discounts. Our proceeds from the sale of the common stock all will be set forth in the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “ABG.” On October 29, 2021, the closing price of our common stock on the NYSE was $195.71 per share. You are urged to obtain current market quotations for our common stock.

We have not authorized anyone to provide you with information that is different from, or additional to, the information provided in this prospectus or any later prospectus supplement. We are not making an offer to sell securities in any state or country where the offer is not permitted.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2021.

-i-

ASBURY AUTOMOTIVE GROUP, INC.

We are one of the largest U.S.-based franchised automotive retailer, operating 112 new vehicle franchises (91 dealership locations) representing 31 brands of automobiles and 25 collision repair centers, and one auto auction in 15 metropolitan markets within nine states. Our stores offer an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes repair and maintenance services, replacement parts and collision repair services; and finance and insurance products.

On September 28, 2021, we entered into the following agreements (the “Pending Acquisition”): (i) a Purchase Agreement (the “Equity Purchase Agreement”) by and among us and certain members of the Larry H. Miller Dealership family of entities (the “Dealership Entities”); (ii) the Real Estate Purchase and Sale Agreement (the “Real Estate Purchase Agreement”) between us and the Miller Family Real Estate, L.L.C. (together with its subsidiaries as set forth in the Real Estate Purchase Agreement, the “Real Estate Entities”); (iii) the Purchase Agreement (the “Insurance Purchase Agreement”) among us and certain equity owners (the “TCA Entities”) of the Total Care Auto Powered by Landcar (“TCA”) insurance business affiliated with the Dealership Entities; and (iv) the related agreements and transactions (collectively, the “LHM Acquisition”). The Pending Acquisition is expected to be completed in the fourth quarter of 2021, subject to certain customary closing conditions as set forth in the Equity Purchase Agreement, the Real Estate Purchase Agreement, and the Insurance Purchase Agreement. In light of the significance of the Pending Acquisition, this prospectus incorporates by reference our Current Report on Form 8-K filed with the SEC on November 1, 2021, which contains (a) in Exhibit 99.2 thereto, the audited combined financial statements of the Dealership Entities as of and for the years ended December 31, 2020 and 2019; (b) in Exhibit 99.3 thereto, the audited combined carveout financial statements of the Real Estate Entities as of and for the years ended December 31, 2020 and 2019; (c) in Exhibit 99.4 thereto, the audited combined and consolidated financial statements of the TCA Entities as of and for the years ended December 31, 2020 and 2019; (d) in Exhibit 99.5 thereto, the unaudited combined financial statements of the Dealership Entities as of and for the nine months ended September 30, 2021 and 2020; (e) in Exhibit 99.6 thereto, the unaudited combined financial statements of the Real Estate entities as of and for the nine months ended September 30, 2021 and 2020; (f) in Exhibit 99.7 thereto, the unaudited combined financial statements of the Insurance Business as of and for the nine months ended September 30, 2021 and 2020; and (g) in Exhibit 99.8 thereto, the unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2021 and unaudited pro forma condensed combined statements of income of the Company for the nine months ended September 30, 2021 and the year ended December 31, 2020.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Asbury,” “we,” “us” and “our” are to Asbury Automotive Group, Inc. and its subsidiaries.

We are a Delaware corporation. Our principal executive offices are located at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097 and our telephone number is (770) 418-8200.

RISK FACTORS

Before deciding whether to invest in any of our common stock, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by:

•	risk factors contained in periodic reports or other information that we file with the SEC, which will be subsequently incorporated herein by reference;

•	any prospectus supplement accompanying this prospectus; and

•	a post-effective amendment to the registration statement of which this prospectus forms a part.

In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information and Incorporation by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the discussions and information included in this prospectus supplement may constitute “forward-looking statements” within the meaning of the United States federal securities laws. Forward-looking statements are statements that are not historical in nature and may include statements relating to our goals, plans and projections regarding industry and general economic trends, our expected financial position, the expected terms or timeline of the currently contemplated LHM Acquisition (as defined below), the anticipated cost savings, run-rate synergies, revenue enhancement strategies, operational improvements and other benefits from the LHM Acquisition, results of operations or market position and our business strategy. Such statements can generally be identified by words such as “may,” “target,” “could,” “would,” “will,” “should,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee” and other similar words or phrases. Forward-looking statements may also relate to our expectations and assumptions with respect to, among other things:

•	the expected financial and operational performance of the LHM Business (as defined below) (as well as any other recent, pending or future acquisitions, including those described herein);

•

our estimated future capital expenditures, including with respect to the operations of the LHM Business following the consummation of the LHM Acquisition (as well as any other recent, pending or future acquisitions, including those described herein);

•

sales fluctuations to and changes in our relationships with key customers, including the customers of the LHM Business following the consummation of the LHM Acquisition (as well as any other recent, pending or future acquisitions, including those described herein);

•	the seasonally adjusted annual rate of new vehicle sales in the United States;

•	general economic conditions and its expected impact on our revenue and expenses;

•	our expected parts and service revenue due to, among other things, improvements in vehicle technology;

•	our ability to limit our exposure to regional economic downturns due to our geographic diversity and brand mix;

•	manufacturers’ continued use of incentive programs to drive demand for their product offerings;

•	our capital allocation strategy, including as it relates to acquisitions and divestitures, stock repurchases, dividends and capital expenditures;

•	our revenue growth strategy;

•	the growth of the brands that comprise our portfolio over the long-term;

•

disruptions in the production and supply of vehicles and parts from our vehicle and parts manufacturers and other suppliers due to any ongoing impact of the global semiconductor shortage, which can disrupt our operations;

•

disruptions in our operations, the operations of our vehicle and parts manufacturers and other suppliers, vendors and business partners, and the global economy in general due to the global novel coronavirus (“COVID-19”) pandemic, including due to any new strains of the virus and the efficacy and rate of vaccinations; and

•	our estimated future capital expenditures, which can be impacted by increasing prices and labor shortages.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the LHM Acquisition (as well as any other pending or future acquisitions, including those described herein), including the risk that the necessary manufacturer and regulatory approvals, respectively, may not be obtained;

•

the ability to consummate the LHM Acquisition, in whole or in part, on the terms or timeline currently contemplated or at all, successfully integrate the operations of the LHM Business into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration;

•

the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the LHM Acquisition (as well as any other recent, pending or future acquisitions, including those described herein);

•

disruption from the LHM Acquisition (as well as any other recent, pending or future acquisitions, including those described herein), making it more difficult to maintain relationships with applicable customers or suppliers, including those of the LHM Business;

•

the degree to which disruptions in our operations, the operations of our vehicle and parts manufacturers and other suppliers, vendors and business partners, and the global economy in general due to any ongoing effects of the COVID-19 pandemic may adversely impact our business, results of operations, financial condition and cash flows;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to our acquisitions or divestitures;

•

changes in general economic and business conditions, including changes in employment levels, consumer confidence levels, consumer demand and preferences, the availability and cost of credit, fuel prices, levels of discretionary personal income and interest rates;

•

our ability to generate sufficient cash flows, maintain our liquidity and obtain any necessary additional funds for working capital, capital expenditures, acquisitions, stock repurchases, debt maturity payments and other corporate purposes, if necessary or desirable;

•

significant disruptions in the production and delivery of vehicles and parts for any reason, including the COVID-19 pandemic, supply shortages (including semiconductor chips), natural disasters, severe weather, civil unrest, product recalls, work stoppages or other occurrences that are outside of our control;

•

our ability to execute our automotive retailing and service business strategy while operating under restrictions and best practices imposed or encouraged by governmental and other regulatory authorities;

•	our ability to successfully attract and retain skilled employees;

•	our ability to successfully operate the TCA Insurance Business (as defined below), including our ability to obtain and maintain all necessary regulatory approvals;

•	adverse conditions affecting the vehicle manufacturers whose brands we sell, and their ability to design, manufacture, deliver and market their vehicles successfully;

•	changes in the mix, and total number, of vehicles we are able to sell;

•	our outstanding indebtedness and our continued ability to comply with applicable covenants in our various financing and lease agreements, or to obtain waivers of these covenants as necessary;

•	high levels of competition in our industry, which may create pricing and margin pressures on our products and services;

•

our relationships with manufacturers of the vehicles we sell and our ability to renew, and enter into new framework and dealer agreements with vehicle manufacturers whose brands we sell, on terms acceptable to us;

•	the availability of manufacturer incentive programs and our ability to earn these incentives;

•	failure of our, or those of our third-party service providers, management information systems;

•	any data security breaches occurring, including with regard to personally identifiable information (“PII”);

•

changes in laws and regulations governing the operation of automobile franchises, including trade restrictions, consumer protections, accounting standards, taxation requirements and environmental laws;

•	changes in, or the imposition of, new tariffs or trade restrictions on imported vehicles or parts;

•	adverse results from litigation or other similar proceedings involving us;

•	our ability to consummate planned mergers, acquisitions and dispositions;

•	any disruptions in the financial markets, which may impact our ability to access capital;

•	our relationships with, and the financial stability of, our lenders and lessors;

•	our ability to execute our initiatives and other strategies;

•	our ability to leverage gains from our dealership portfolio; and

•

in addition to the LHM Acquisition and other recent and pending acquisitions described herein, our ability to successfully integrate businesses we may acquire or that any business we acquire may not perform as we expected at the time we acquired it.

Many of these factors are beyond our ability to control or predict, and their ultimate impact could be material. Forward-looking statements also include, but are not limited to, those set forth in “Risk Factors” in this prospectus. Forward-looking statements contained herein are made only as of the date they are made, and we assume no obligation to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portions of such filings that are furnished rather than filed under applicable SEC rules unless, and except to the extent, specified herein or in such filings), until our offering is completed:

•

our Annual Report on Form 10-K (including the portions of our Definitive Proxy Statement for our 2021 Annual Meeting of Stockholders filed with the SEC on March 12, 2021 and incorporated by reference therein) for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on April 27, 2021, July 28, 2021 and October 26, 2021, respectively;

•

the description of our common stock contained in Exhibit 4.9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2020, including any amendments and reports filed for the purpose of updating such description; and

•

our Current Reports on Form 8-K filed with the SEC on January  28, 2021, February  1, 2021, April  23, 2021, May  20, 2021, June  28, 2021, July  6, 2021, September 29, 2021 (Item 1.01 only) and November 1, 2021 (including items furnished in Item 7.01).

You may request a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus at no cost by writing to or telephoning us at the following address:

Asbury Automotive Group, Inc.

2905 Premiere Parkway NW

Suite 300

Duluth, Georgia 30097

Telephone: (770) 418-8200

Attention: Secretary

We maintain a website at https://www.asburyauto.com/ which contains information concerning Asbury and its subsidiaries. The information contained at our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of our common stock offered under this prospectus for general corporate purposes, which may include additions to working capital, refinancing or repaying existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of our common stock offered under this prospectus will be described in the prospectus supplement for the offering of any such common stock.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of our capital stock and material provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”) and applicable provisions of the Delaware General Corporation Law, as amended (“DGCL”). The following is only a summary and is qualified by the provisions of our certificate of incorporation, bylaws and the amended and restated security holders’ agreement, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. All material provisions of such documents are described below. References in this section to “the Company,” “we,” “us” and “our” refer to Asbury Automotive Group, Inc.

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of October 29, 2021, a total of 19,340,704 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting rights. Each holder of common stock is entitled to one vote per share of record on all matters to be voted on by the stockholders. Except as otherwise provided by law or by the resolution or resolutions adopted by the board of directors designating the rights, powers and preferences of any series of preferred stock, the common stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of preferred stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to any issuance of shares of preferred stock in series and if filing a certificate pursuant to the DGCL.

Dividends. Subject to the rights of any then outstanding shares of preferred stock, the holders of the common stock are entitled to such dividends as may be declared in the discretion of our board of directors out of funds legally available therefor.

Liquidation. Holders of common stock are entitled to share ratably in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Rights and preferences. The holders of common stock have no preemptive rights to purchase shares of our stock.

Redemption provisions. Shares of our common stock are not subject to any redemption provisions and are not convertible into any other of our common stock.

Listing

Our common stock is listed on the NYSE under the trading symbol “ABG.”

Preferred Stock

Our Certificate of Incorporation provides that the board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the designation, powers, rights, privileges, preferences and rights of each class or series of preferred stock and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the designation of the series, the number of shares of the series, dividend rates and rights, terms of redemption, conversion rights and voting rights. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring, or preventing a change in control.

Provisions of Our Amended and Restated Certificate of Incorporation and Delaware Law That May Have an Anti-Takeover Effect.

Certain provisions of our Certificate of Incorporation and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring, or preventing a future takeover or change in control of Asbury unless the takeover or change in control is approved by our board of directors. These provisions include the following:

Our Stockholders May Not Act by Written Consent. Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special stockholders’ meeting. Special meetings of the stockholders may be called only by a majority of the board of directors or by the chairman of our board of directors, either on his or her own initiative or at the written request of stockholders collectively holding at least 50% of the voting stock.

Advance notice procedures for stockholder proposals. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in the Bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our board of directors, or by a stockholder who has given to the Secretary of the Corporation timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary of the Corporation prior to a meeting at which directors are to be elected will be eligible for election as our directors.

To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth calendar day nor earlier than the close of business on the one hundred twentieth calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty calendar days before or more than sixty calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth calendar day prior to such annual meeting and not later than the close of business on the later of the ninetieth calendar day prior to such annual meeting or the tenth calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation.

Amendment. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power, voting together as a single class, is required to alter, amend, adopt any provision inconsistent with or repeal sections involving the Bylaws, the number, election and term of our directors, the nomination of director candidates and the proposal of business by stockholders, filling vacancies, and the removal of directors.

Anti-Takeover Effects of Delaware Law. We are a Delaware corporation and are subject to Section 203 of the DGCL. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a merger, acquisition or other “business combination” (as defined below) with us for three years following the time that person becomes an interested stockholder unless:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by our directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

following the transaction in which that person became an interested stockholder, the business combination was approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under the DGCL, a “business combination” is defined to include:

•	any merger or consolidation involving the corporation and the interested shareholder;

•	any sale, transfer, pledge or other disposition involving the interested shareholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., PO BOX 505000 Louisville, KY 40233-5000.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

A summary of any material U.S. federal income tax consequences to persons investing in our common stock offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of our securities are urged to consult their own tax advisors prior to any acquisition of such securities.

PLAN OF DISTRIBUTION

We may sell our common stock:

•	through underwriters;

•	through agents;

•	directly to one or more purchasers;

•	any combination of these; or

•	through any other method described in the applicable prospectus supplement.

The distribution of our common stock may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where our common stock may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.

We may distribute our common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.

The prospectus supplement will describe the terms of the offering of our common stock, including the following:

•	the public offering price of common stock

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our common stock may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all our common stock if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, we will sell our common stock to the dealers as principals. The dealers may resell our common stock to the public at prices determined by the dealers at the time of the resale.

We may sell our common stock directly or through agents we designate from time to time. Any agent involved in the offer or sale of our common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent, will be described in the applicable prospectus supplement.

Agents, dealers and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933 (the “Securities Act”), or to contribution with respect to payments which the agents, dealers or underwriters may be required to make relating to those liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The shares of our common stock will be offered pursuant to this Prospectus (or any prospectus supplement) and approved for listing upon notice of issuance on the NYSE.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered common stock. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

Legal matters in connection with our common stock will be passed upon for Asbury by Jones Day and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Asbury Automotive Group, Inc., incorporated by reference in this prospectus, and the effectiveness of Asbury Automotive Group, Inc.’s internal control over financial reporting as of December 31, 2020 (excluding the internal control over financial reporting of entities that were acquired during fiscal 2020) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, which as to the report on the effectiveness of Asbury Automotive Group, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of entities that were acquired during fiscal 2020 from the scope of such firm’s audit of internal control over financial reporting, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of the Larry H. Miller Dealerships and the Larry H. Miller Automotive Real Estate Properties, respectively, as of December 31, 2020 and December 31, 2019, and for the years ended December 31, 2020, and December 31, 2019 incorporated by reference into this prospectus have been audited by KPMG LLP, independent certified public accountants of Larry H. Miller Dealerships and the Larry H. Miller Automotive Real Estate Properties, respectively, as stated in their reports incorporated by reference.

The audited financial statements of the TCA Entities and their subsidiaries as of December 31, 2020 and December 31, 2019, and for the years ended December 31, 2020 and December 31, 2019 incorporated by reference into this prospectus have been audited by Larson & Company PC, independent certified public accountants of the TCA Entities and their subsidiaries, as stated in their report incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses (other than underwriting amounts and commissions) in connection with the issuance and distribution of common stock being registered hereby.

SEC registration fee	*
Accountants’ fees and expenses	(1)
Legal fees and expenses	(1)
Printing	(1)
Miscellaneous	(1)

TOTAL	(1)

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for our common stock offered by this prospectus.
(1)	These fees are calculated based on the common stock offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Asbury’s amended and restated certificate of incorporation contains a provision which eliminates directors’ personal liability as set forth above.

Asbury’s amended and restated certificate of incorporation provides in effect that Asbury shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Asbury has in effect insurance policies for general officers’ and directors’ liability insurance covering all of Asbury’s officers and directors.

Item 16.	Exhibits

The exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this registration statement.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Index	Exhibit

1.1*	Form of Underwriting Agreement.

5.1**	Opinion of Jones Day.

23.1	Consent of Jones Day (contained in their opinion filed as Exhibit 5.1).

23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3**	Consent of KPMG LLP, Independent Registered Public Accounting Firm with respect to the combined financial statements of Larry H. Miller Dealerships.

23.4**	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to the combined financial statements of Larry H. Miller Automotive Real Estate Properties.

23.5**	Consent of Larson & Company PC, Independent Certified Public Accountants.

24.1	Powers of Attorney (set forth on the signature page of this Registration Statement).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 1, 2021.

ASBURY AUTOMOTIVE GROUP, INC. (Registrant)

By:	/s/ David W. Hult
Name: David W. Hult
Title: President and Chief Executive Officer

Each person whose signature appears below appoints Michael Welch, William Stax or George Villasana, or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on November 1, 2021.

Signature	Title

/s/ David W. Hult David W. Hult	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael Welch Michael Welch	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William F. Stax William F. Stax	Vice President, Corporate Controller, Chief Accounting Officer (Principal Accounting Officer)

/s/ Thomas Reddin Thomas Reddin	Director and Non-Executive Chairman of the Board of Directors

/s/ Joe Alsfine Joe Alsfine	Director

/s/ Thomas DeLoach, Jr. Thomas DeLoach, Jr.	Director

/s/ Philip F. Maritz Philip F. Maritz	Director

/s/ Maureen F. Morrison Maureen F. Morrison	Director

/s/ William D. Fay William D. Fay	Director

/s/ Bridget Ryan-Berman Bridget Ryan-Berman	Director